Exhibit 10.1

[CONFORMED COPY]

THIRD AMENDMENT

THIS THIRD AMENDMENT, dated as of December 11, 2013 (this “Amendment”), amends the Credit Agreement, dated as of November 30, 2010 (as previously amended, the “Credit Agreement”), among ABM Industries Incorporated (the “Company”), various financial institutions (the “Lenders”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein have the respective meanings ascribed thereto in the Credit Agreement.

WHEREAS, the Company, the Lenders and the Administrative Agent have entered into the Credit Agreement; and

WHEREAS, the parties hereto desire to amend the Credit Agreement to, among other things, increase the Aggregate Commitments, extend the term of the Commitments, revise certain covenants and add each financial institution listed under the heading “New Lender” on the signature pages hereof (each a “New Lender”) as a party to the Credit Agreement, all as more fully set forth herein;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1 Amendments. On and as of the Effective Date (as defined below), the Credit Agreement is amended as follows:

1.1 Definitions. Section 1 is amended as follows:

(a) The definition of “Aggregate Commitments” is amended by deleting the second sentence.

(b) The table in the definition of “Applicable Rate” is replaced with the following:

Pricing Level	Leverage Ratio	Applicable Rate for Eurodollar Rate Loans and IBOR Rate Loans	Applicable Rate for Base Rate Loans	Non-Use Fee
1	> 2.25 to 1.0	1.75%	0.75%	0.275%
2	> 1.75 to 1.0 but < 2.25 to 1.0	1.50%	0.50%	0.250%
3	> 1.25 to 1.0 but <1.75 to 1.0	1.25%	0.25%	0.225%
4	< 1.25 to 1.0	1.00%	0%	0.200%

(c) The following definitions are added in proper alphabetical order:

“Act” is defined in Section 10.4.

“Anti-Terrorism Laws” is defined in Section 5.19.

“Captive Insurance Company” means a wholly owned Subsidiary of the Company that (a) has no Subsidiaries and (b) engages in no business other than providing insurance for the benefit of the Company and its Subsidiaries with respect to workmen’s compensation, crime, general liability, auto liability, employee benefits and property risks in accordance with Section 6.7.

“Executive Order” is defined in Section 5.20.

“OFAC” is defined in Section 5.20.

“Restricted Person” is defined in Section 5.20.

(d) The definitions of “Change in Law” and “Maturity Date” are amended in their entirety to read as follows, respectively:

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Maturity Date” means (a) December 11, 2018 or (b) such earlier date upon which the Loans and other Obligations become due in accordance with the terms hereof.

1.2 Letter of Credit Fees The first two sentences of Section 2.3(g) are amended in their entirety to read as follows:

The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, in Dollars, a letter of credit fee for each Letter of Credit equal to the product of (i) the Dollar Equivalent of the daily maximum amount available to be drawn under such Letter of Credit times (ii)(x) if the Outstanding Amount of all LC Obligations as of the date of computation is less than 50% of the LC Sublimit, 1.0% per annum and (y) if the Outstanding Amount of all LC Obligations as of the date of computation is 50% or more of the LC Sublimit, the Applicable Rate for Eurodollar Loans in effect on the date of computation; provided that, upon the request of the Required Lenders while any Event of Default exists, the rate per annum at which such letter of credit fees are calculated shall be increased by 2%; and provided, further, that any such letter of credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to Section 2.16 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fees, if any, payable to the L/C Issuer for its own account. Such letter of credit fees shall be computed in arrears as of the last day of each fiscal quarter, on the date specified in clause (y) of the following sentence and from time to time thereafter upon request of the Administrative Agent.

1.3 Representations regarding Anti-Money Laundering and Similar Laws. The following Sections 5.19 and 5.20 are added in proper numerical order:

Section 5.19 Anti-Money Laundering and Anti-Terrorism Finance Laws. To the extent applicable, each Loan Party is in compliance, in all material respects, with anti-money laundering laws and anti-terrorism finance laws including the Bank Secrecy Act and the Act (the “Anti-Terrorism Laws”).

Section 5.20 Sanctions Laws. No Loan Party and to the knowledge of the Borrowers, no Affiliate or broker or other agent of any Loan Party acting or benefiting in any capacity in connection with the Loans or Letters of Credit is any of the following (a “Restricted Person”): (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”); (ii) a Person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list or similarly named by any similar foreign governmental authority; (iii) an agency of the government of a country, an organization controlled by a country, or a Person resident in a country that is subject to a sanctions program identified on the lists maintained by OFAC; or (iv) a Person that derives more than 10% of its assets or operating income from investments in or transactions with any such country, agency, organization or person. Further, none of the proceeds from the Loans or Letters of Credit shall be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization or Person subject to OFAC sanctions.

1.4 Captive Not a Guarantor. Section 6.13 is amended by adding the following proviso immediately prior to the period at the end thereof:

; provided that, notwithstanding the forgoing or any provision of any other Loan Document, the Captive Insurance Company will not be required to become a Guarantor and its assets and revenues will not be considered when determining the Company’s compliance with this Section 6.13

1.5 Investments. Section 7.4 is amended by (a) amending clause (d) thereof in its entirety to read as follows:

(d) Investments by the Company in any Subsidiary (other than the Captive Insurance Company) or by any Subsidiary in the Company or another Subsidiary (other than the Captive Insurance Company);

(b) deleting the word “and” at the end of clause (i) thereof; (c) re-lettering the existing clause (j) as clause (l); and (d) adding the following new clauses (j) and (k) in proper order:

(j) Investments in the Captive Insurance Company in an aggregate amount not to exceed $75,000,000 at any time;

(k) Investments by the Captive Insurance Company in accounts receivable of the Company or any Subsidiary; and

1.6 Covenant regarding Anti-Money Laundering and Similar Laws. The following Section 7.12 is added in proper numerical order:

Section 7.12 Anti-Money Laundering and Anti-Terrorism Finance Laws; Foreign Corrupt Practices Act; Sanctions Laws; Restricted Person. (a) Engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any prohibition set forth in any Anti-Terrorism Law, (b) cause or permit any of the funds that are used to repay the Obligations to be derived from any unlawful activity with the result that the making of the Loans or the issuance of the Letters of Credit would be in violation of any applicable Law, (c) use any part of the proceeds of the Loans or Letters of Credit, directly or indirectly, for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977 or (iv) use any of the proceeds from the Loans or Letters of Credit to finance any operations, investments or activities in, or make any payments to, any Restricted Person

1.7 Commitments and Percentages. Schedule 2.1 is deleted and replaced with Schedule 2.1 hereto.

1.8 Compliance Certificate. Exhibit D is deleted and replaced with Exhibit D hereto.

SECTION 2 Representations and Warranties. The Company represents and warrants to the Administrative Agent and the Lenders that, after giving effect to this Amendment:

(a) each representation and warranty set forth in Article V of the Credit Agreement, as amended hereby, is true and correct in all material respects as of the Effective Date (as defined below), except to the extent that any such representation and warranty specifically refers to an earlier date, in which case it shall be true and correct in all material respects as of such earlier date; and

(b) no Default exists.

SECTION 3 Effectiveness. This Amendment shall become effective as of the date first written above (the “Effective Date”) when the Administrative Agent shall have received:

(a) counterparts of this Amendment executed by the Company, the Administrative Agent and each of the Lenders;

(b) a Confirmation and Modification (the “Confirmation”), executed by the Subsidiary Guarantors, in the form attached hereto as Exhibit A;

(c) certified copies of resolutions of the Board of Directors (or equivalent governing body) of the Company authorizing or ratifying the execution, delivery and performance by the Company of this Amendment;

(d) a Note executed by the Company in favor of each New Lender requesting a Note; and

(e) an opinion letter of Jones Day, counsel to the Loan Parties, dated the date of this Amendment and in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 4 Addition of Lenders. On the Effective Date, each New Lender shall become a “Lender” under and for all purposes of the Credit Agreement, shall be bound by the Credit Agreement and shall be entitled to the benefits of the Credit Agreement and each other Loan Document. Each New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to become a Lender under the Credit Agreement, (ii) it has received a copy of the Credit Agreement and all amendments thereto, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to become a Lender, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (iii) if it is a Foreign Lender, it has delivered to the Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

SECTION 5 Miscellaneous.

5.1 Commitment Increase. The parties hereto agree that after giving effect hereto, the aggregate amount by which the Company may increase the Aggregate Commitments pursuant to Section 2.14 of the Credit Agreement remains $200,000,000.

5.2 Continuing Effectiveness, etc. As amended hereby, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness of this Amendment, all references in the Credit Agreement and the other Loan Documents to “Credit Agreement” or similar terms shall refer to the Credit Agreement as amended hereby.

5.3 Effectiveness of Pricing Changes. Any change in pricing resulting from the amendment of (a) the grid in the definition of “Applicable Rate” pursuant to Section 1.1(a) or (b) the rate applicable to letter of credit fees pursuant to Section 1.2 shall become effective at the opening of business on the first Business Day after the Effective Date.

5.4 Authorization of Confirmation. Each Lender authorizes the Administrative Agent to execute and deliver the Confirmation on behalf of such Lender.

5.5 Allocation of Loans and Applicable Percentages as of the Effective Date.

(a) The Company and each Lender agree that, as of the Effective Date, the outstanding Revolving Loans and the participations in Swing Line Loans and L/C Obligations under the Credit Agreement shall be allocated among the Lenders in accordance with their respective Applicable Percentages after giving effect hereto.

(b) To facilitate the allocation described in clause (a), on the Effective Date, (i) each Lender (including each New Lender) that will have a higher Applicable Percentage under the Credit Agreement after giving effect hereto shall transfer to the Administrative Agent an amount equal to the excess of such Lender’s pro rata share (according to its revised Applicable Percentage) of all outstanding Revolving Loans over the amount of such Lender’s Revolving Loans prior to giving effect hereto and (ii) the Administrative Agent shall, on behalf of the Company, apply the funds received from the Lenders pursuant to clause (i) to prepay the Revolving Loans of any Lender that will have a lower Applicable Percentage under the Credit Agreement after giving effect hereto by an amount equal to the excess, if any, of such Lender’s Revolving Loans prior to giving effect hereto over such Lender’s pro rata share (according to its revised Applicable Percentage) of all outstanding Revolving Loans (such prepayment to be applied ratably to all outstanding Revolving Loans of such Lender).

(c) Each Lender that receives any prepayment of its Revolving Loans pursuant to clause (b) above waives any right to receive compensation from the Company pursuant to Section 3.5 of the Credit Agreement as a result of such prepayment and acknowledges that it will not receive a payment of accrued and unpaid interest on the principal amount prepaid until the end of the applicable Interest Period (or, if earlier, any subsequent prepayment) of the applicable Revolving Loan.

5.6 Additional Co-Documentation Agent. U.S. Bank National Association is hereby appointed as a Co-Documentation Agent under the Credit Agreement.

5.7 General. The provisions of Sections 10.5 (Expenses; Indemnity; Damage Waiver), 10.7 (Successors and Assigns), 10.14 (Counterparts) and 10.17 (Governing Law) of the Credit Agreement are incorporated into this Amendment as if fully set forth herein, mutatis mutandis.

[Signature Pages Follow]

Delivered as of the day and year first above written.

ABM INDUSTRIES INCORPORATED

By:	/s/ D. Anthony Scaglione
Title:	Senior VP and Treasurer

S-1	Third Amendment

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Christine Trotter
Title:	Assistant Vice President

S-2	Third Amendment

BANK OF AMERICA, N.A., as a Lender, as L/C Issuer and as Swing Line Lender

By:	/s/ Ronald J. Drobny
Title:	Senior Vice President

S-3	Third Amendment

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Devin Roccisano
Title: Vice President

S-4	Third Amendment

RBS CITIZENS, N.A., as a Lender

By:	/s/ Hassan Sayed
Title: Vice President

S-5	Third Amendment

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ M. Iarriccio
Title: Vice President

S-6	Third Amendment

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Eric Frandson
Title: Managing Director

S-7	Third Amendment

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Michael E. Temnick
Title: VP

S-1	Third Amendment

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ James A. Gelle
Title: Vice President

S-2	Third Amendment

SANTANDER BANK, N.A., as a Lender

By:	/s/ Scott Wollard
Title: Managing Director

S-3	Third Amendment

BANK OF THE WEST, as a Lender

By:	/s/ Rob Kido
Title: VP

S-4	Third Amendment

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Kevin Buddhdew
Title: Authorized Signatory

By:	/s/ Michael Spaight
Title: Authorized Signatory

S-5	Third Amendment

FIFTH THIRD BANK, as a Lender

By:	/s/ Jordan Fragiacomo
Title: Managing Director

S-6	Third Amendment

PNC BANK, National Association, as a Lender

By:	/s/ Amishi Patel
Title: AVP

S-7	Third Amendment

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Aidan R. Spoto
Title: VP

S-8	Third Amendment

THE NORTHERN TRUST COMPANY,
as a Lender

By:	/s/ Sophia Love
Title: Vice President

S-9	Third Amendment

NEW LENDER:

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Paul Darrigo
Title: Senior Vice President

S-10	Third Amendment

NEW LENDER:

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Candace C. Moore
Title: Vice President

S-11	Third Amendment

SCHEDULE 2.1

COMMITMENTS

AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$155,000,000.00	19.375000000%
JPMorgan Chase Bank, National Association	$115,000,000.00	14.375000000%
RBS Citizens, N.A.	$70,000,000.00	8.750000000%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$70,000,000.00	8.750000000%
U.S. Bank National Association	$70,000,000.00	8.750000000%
Wells Fargo Bank, National Association	$40,000,000.00	5.000000000%
KeyBank National Association	$40,000,000.00	5.000000000%
Santander Bank, N.A.	$40,000,000.00	5.000000000%
Bank of the West	$32,500,000.00	4.062500000%
HSBC Bank USA, National Association	$32,500,000.00	4.062500000%
PNC Bank, National Association	$32,500,000.00	4.062500000%
Fifth Third Bank	$32,500,000.00	4.062500000%
The Northern Trust Company	$20,000,000.00	2.500000000%
Capital One, National Association	$20,000,000.00	2.500000000%
Branch Banking and Trust Company	$20,000,000.00	2.500000000%
Credit Suisse AG, Cayman Islands Branch	$10,000,000.00	1.250000000%
Total	$800,000,000.00	100.000000000%

Sch. 2.1-1

EXHIBIT A

CONFIRMATION AND MODIFICATION

Dated as of December 11, 2013

To: Bank of America, N.A., individually and as Administrative Agent, and the other financial institutions party to the Credit Agreement referred to below

Please refer to (a) the Credit Agreement, dated as of November 30, 2010 (as previously amended, the “Credit Agreement”), among ABM Industries Incorporated (the “Company”), various financial institutions (the “Lenders”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”); (b) the Subsidiary Guaranty (as defined in the Credit Agreement); and (c) the Third Amendment to the Credit Agreement, dated as of the date hereof (the “Third Amendment”). Capitalized terms used but not otherwise defined herein have the respective meanings ascribed thereto in the Subsidiary Guaranty.

Each of the undersigned confirms to the Administrative Agent and the Lender Parties that, after giving effect to the Third Amendment and the transactions contemplated thereby (including this Confirmation and Modification), the Subsidiary Guaranty continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.

Each of the undersigned agrees with the Administrative Agent (and, by its signature below, the Administrative Agent agrees on behalf of the Required Lenders) that the Subsidiary Guaranty is modified such that the Liabilities, as to any of the undersigned, shall not include any obligations under any Swap Contract to the extent that all or a portion of such undersigned’s guarantee of such obligations is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (the “CFTC”) or the application or official interpretation thereof.

Exh. A-1	Third Amendment

To the fullest extent permitted by applicable law, while any Liabilities are outstanding with respect to a transaction under a Swap Contract, each ECP Guarantor (as defined below) jointly and severally absolutely and unconditionally undertakes, for the benefit of each Supported Guarantor (as defined below) and any holder of such Liabilities, to provide such funds or other support as may be needed from time to time to enable each Supported Guarantor to pay such Liabilities and to pay such funds to the holder of such Liabilities upon the demand of either the Supported Guarantor or such holder. The undersigned agree that this keepwell provision constitutes a “keepwell, support, or other agreement” for the benefit of the Supported Guarantors for purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. As used above, (a) “ECP Guarantor” means, with respect to any transaction under a Swap Contract, any of the undersigned that, at the time such transaction is entered into or, if later, when such undersigned becomes party to the Subsidiary Guaranty, is an “eligible contract participant” as defined in section 1a(18) of the Commodity Exchange Act (and related regulations of the CFTC) by virtue of having total assets exceeding $10,000,000 and/or satisfying any other criteria relevant to such status under such section 1a(18) (and related regulations) and (b) “Supported Guarantor” means, at any time, any of the undersigned that, at such time, is not an “eligible contract participant” as defined in section 1a(18) of the Commodity Exchange Act and related regulations of the CFTC, except by virtue of the support of the ECP Guarantors under this paragraph.

[Signatures begin on next page]

Exh. A-2	Third Amendment

ABM Janitorial Services, Inc.

ABM Janitorial Services – Mid-Atlantic, Inc.

ABM Janitorial Services – North Central, Inc.

ABM Janitorial Services – Northeast, Inc.

ABM Janitorial Services – Northwest, Inc.

ABM Janitorial Services – South Central, Inc.

ABM Janitorial Services – Southeast, LLC

ABM Healthcare Support Services, Inc. (FKA HHA Services)

ABM Industrial Services, Inc.

ABM Parking Services, Inc. (FKA Ampco System Parking)

ABM Security Services, Inc.

ABM Services, Inc.

ABM Shared Services, Inc.

Air Serv Corporation

Air Serv Facility Services, Inc.

Diversco, Inc.

OneSource Facility Services, Inc. (converted from OneSource Facility Services LLC to a corporation)

OneSource Holdings, LLC

Servall Services Inc.

Southern Management ABM, LLC

ABM Facility Solutions Group, LLC (FKA The Linc Group, LLC)

GreenHomes America, LLC

REEP, Inc.

ABM Government Services, LLC (FKA Linc Government Services, LLC)

ABM Government Services Afghanistan Branch, LLC (FKA Linc Government Services Afghanistan Branch)

Ferguson-Williams LLC

ABM Facility Services, Inc.

Linc International, Inc.

Linc Facility Services UAE, LLC

Linc Facility Services Iraq LLC

Linc Facility Services ME, LLC

ABM Franchising Group, LLC (FKA Linc Network LLC)

ABM Building & Energy Solutions, Inc. (FKA Linc Building & Energy Solutions Inc.)

ABM Building Solutions, LLC (FKA Linc Mechanical)

ABM Building Services, LLC (FKA Linc Services LLC)

ABM Electrical Power Solutions, LLC (FKA MET Electrical Testing)

ABM Electrical Power Services, LLC (FKA CET Electrical Testing)

ABM Health, Inc. (FKA Linc Health, Inc.)

ABM Electrical Network, Inc.

ABM Electrical & Lighting Solutions, Inc. (FKA ABM Electrical Inc.)

By:
Name:
Title:

A-3	Third Amendment

BANK OF AMERICA, N.A., as Administrative Agent

By:
Title:

A-4	Third Amendment

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:             , 20

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of November 30, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among ABM Industries Incorporated, a Delaware corporation (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                           of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Company, and that:

[Use following for fiscal year-end financial statements]

1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.1(a) of the Agreement for the fiscal year ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following for fiscal quarter-end financial statements]

1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.1(b) of the Agreement for the fiscal quarter ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

Exh. D-1	Third Amendment

3. A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Company performed and observed each covenant and condition of the Loan Documents applicable to it.]

—or—

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:]

4. The Outstanding Amount of all LC Obligations as of the above date is $            .

5. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                                 ,                              .

ABM INDUSTRIES INCORPORATED

By:
Name:
Title:

Exh. D-2	Third Amendment

For the Quarter/Year ended                     (“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

Date:
For the Fiscal Quarter / Year
Ended:

Section 7.11(a) Consolidated Net Worth

Net Worth
Total Consolidated Assets:		$—

Minus
Total Consolidated Liabilities:		$—

Equals		$—

MINIMUM REQUIRED
the sum of -
Base Amount:	$	[—]

Plus
0.50 times quarterly Net Income earned after Effective Time (without deductions for losses)		$—

Plus
Increases in Shareholders’ Equity after the Effective Time resulting from the issuance and sale of capital stock or other equity interests of the Company or any Subsidiary (including upon any conversion of debt securities)		$—

Equals		$—

Section 7.11(b) Fixed Charge Coverage Ratio

Adjusted Consolidated EBITDAR (rolling four quarter basis)
Net Income:	$—

Plus
Extraordinary/non-cash/non-recurring loss:	$—

Minus
Extraordinary/non-recurring gain or income (other than non-recurring income arising from settlements of business interruption insurance claims):	$—

Plus
Consolidated Interest Charges:	$—

Plus
Federal/state/local/foreign income taxes:	$—

Plus
Depreciation & Amortization:	$—

Plus
Stock Based Compensation Expense	$—

Adjusted Consolidated EBITDA	$—

(pro forma for qualified Acquisitions/Dispositions)
Plus
Rent Expense:	$—

Total:	$—

divided by
Consolidated Interest Charges	$—

Plus
Rent Expense	$—

Plus
Scheduled principal payments of long-term Indebtedness	$—

Total:	$—

equals (expressed as a ratio)	to 1.00

MINIMUM REQUIRED:	1.50 to 1.00

Exh. D-3	Third Amendment

Section 7.11(c) Leverage Ratio

Funded Indebtedness
Indebtedness Outstanding:	$—

Less
Contingent obligations under commercial letters of credit and Guarantees	$—

Less
Obligations under Swap Contracts	$—

Less
Intercompany Indebtedness	$—

Total:	$—

Adjusted Consolidated EBITDA	$—

equals (expressed as a ratio)	to 1.00

MAXIMUM ALLOWED:	3.25 to 1.00

Exh. D-4	Third Amendment